                                                                    EXHIBIT 23.7
                                                                    ------------


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Tele-Communications, Inc. of our report dated February 14, 1996, relating to the combined financial statements of VII Cable which appears in the report on Form 8-K of Tele-Communications, Inc. dated June 19, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP


San Jose, California
November 7, 1997